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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 34 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 10, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Report to Shareholders of Morgan Stanley Institutional Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information -- Independent Accountants" in the International Magnum Portfolio Prospectus; U.S. Real Estate Portfolio Prospectus; Equity Growth Portfolio, Emerging Growth Portfolio, MicroCap Portfolio, Aggressive Equity Portfolio Prospectus; Emerging Markets Portfolio, Emerging Markets Debt Portfolio Prospectus; Gold Portfolio Prospectus; Active Country Allocation Portfolio Prospectus; Small Cap Value Equity Portfolio, Value Equity Portfolio, Balanced Portfolio, Global Fixed Income Portfolio, High Yield Portfolio Prospectus; Fixed Income Portfolio, Municipal Bond Portfolio, Mortgage-Backed Securities Portfolio, Money Market Portfolio, Municipal Money Market Portfolio Prospectus; Global Equity Portfolio, International Equity Portfolio, International Small Cap Portfolio, Asian Equity Portfolio, European Equity Portfolio, Japanese Equity Portfolio, Latin American Portfolio Prospectus; and Technology Portfolio Prospectus and under the heading "Financial Statements" in the Statement of Additional Information (for all portfolios constituting Morgan Stanley Institutional Fund, Inc., excluding Technology Portfolio) and in the Statement of Additional Information for Technology Portfolio.



/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
April 28, 1997